Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-204838, 333-204837, 333-197138, 333-197137 and 333-197135) of Seventy Seven Energy Inc. of our report dated February 17, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
February 17, 2016